Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

dated as of

November 1, 2023,

by and between

NASDAQ, INC.

and

ADENZA PARENT, LP

-i-

EXHIBIT A	Form of Joinder
SCHEDULE 1	Existing Registration Rights Agreements

-ii-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of November 1, 2023 (this “Registration Rights Agreement”), is by and between Nasdaq, Inc., a Delaware corporation (“Nasdaq”), and Adenza Parent, LP, a Delaware limited partnership (“Seller”). Nasdaq and Seller are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 10, 2023 (as amended and supplemented from time to time, the “Merger Agreement”), by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation, Argus Merger Sub 2, LLC, a Delaware limited liability company, Adenza Holdings, Inc., a Delaware corporation, and Seller, Nasdaq will issue to Seller shares of Common Stock (as defined below) (the “Merger Consideration Shares”);

WHEREAS, in connection with such issuance, Nasdaq has agreed to provide to Seller certain rights as set forth herein; and

WHEREAS, it is a required closing deliverable in connection with the transaction that the parties hereto execute and deliver this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Registration Rights Agreement, the following capitalized terms shall have the following meanings:

“Action” means any action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity.

“Affiliate” means, with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, Nasdaq and its Affiliates, on the one hand, will not be deemed to be Affiliates of any of Seller and its Affiliates, on the other hand, and vice versa.

“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or Self-Regulatory Organization.

“Automatic Shelf Registration Statement” means an automatic shelf registration statement within the meaning of Rule 405 under the Securities Act.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Common Stock” means common stock, par value $0.01 per share, of Nasdaq.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Registration Rights Agreement” means the registration rights agreement listed on Schedule 1 hereto.

“Holder” means Seller and any permitted transferee of Registrable Securities who agrees in writing to be bound by the provisions of this Registration Rights Agreement and specifies in such writing the address and e-mail addresses at which notices may be given pursuant to this Registration Rights Agreement and delivers a copy of such writing to Nasdaq.

“Merger Agreement Closing Date” means the “Closing Date” as defined in the Merger Agreement.

“Permitted Transferee” means any Sponsor that executes a joinder hereto in accordance with Section 7.2.

“Person” means any individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency thereof.

“Proceeding” means any claim, suit, action or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation.

“Registrable Securities” means (a) the Merger Consideration Shares, and (b) any securities issued as dividend or other distribution with respect to, or in or upon exchange, conversion or replacement of, any Merger Consideration Shares. Any particular Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold or disposed of in accordance with such registration statement, (ii) such securities shall have been sold or disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities have been distributed to the direct or indirect partners or members of a Holder other than the Sponsor, (iv) such securities have been repurchased by Nasdaq or a subsidiary of Nasdaq or (v) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, any securities held by any Holder that together with its Affiliates beneficially owns less than 2% of such class or series of securities and that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.

“Registration Date” means the date that is six (6) months following the Merger Agreement Closing Date.

“Registration Expenses” means any and all expenses incident to performance of or compliance with this Registration Rights Agreement, including, without limitation, (i) all SEC and stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the NASD Manual, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities market or exchange and all rating agency fees, (v) the fees and disbursements of counsel for Nasdaq and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) the reasonable and documented fees and disbursements of one counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) fees and expenses incurred by Nasdaq or the Holders participating in such registration in connection with any “road show” including travel and accommodations.

“Representatives” means, with respect to any Party, the directors, officers, employees, agents, attorneys, accountants, consultants, financial and other advisors of such Party.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Self-Regulatory Organization” means FINRA, any U.S. or non-U.S. securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, and any other board or body, whether United States or non-United States, that regulates brokers, dealers, commodity pool operators, commodity trading advisors or future commission merchants.

“Sponsor” means Thoma Bravo Executive Fund XIII, L.P., Thoma Bravo Fund XIII, L.P., Thoma Bravo Fund XIII-A, L.P., Thoma Bravo Executive Fund XIV-a, L.P., Thoma Bravo Executive Fund XIV, L.P., Thoma Bravo Fund XIV, L.P., Thoma Bravo Fund XIV-A, L.P., and any other investment fund advised or managed by Thoma Bravo, L.P., that becomes a party hereto pursuant to Section 7.2.

“Sponsor Holder” means the Seller and any Sponsor who holds Registrable Securities.

“WKSI” means a well-known seasoned issuer that is not an “ineligible issuer” as such terms are defined in Rule 405 under the Securities Act.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections set forth below:

Term	Section
$7.11(a)
Delivery Failure	4.1
FINRA	See definition of Registration Expenses, 1.1
Indemnified Parties	4.1
Initiating Holders	2.1(a)
Initiating Shelf Holders	2.1(d)
Marketed Take-down	2.1(d)
Merger Agreement	Recitals
Merger Consideration Shares	Recitals
Nasdaq	Preamble
Parties	Preamble
Party	Preamble
Registration Rights Agreement	Preamble
Seller	Preamble
Shelf Registration Statement	2.1(b)
Underwritten Block Trade	2.1(e)

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration Rights.

(a) Right to Demand Registration of Registrable Securities. Subject to the conditions of this Section 2.1, if Nasdaq shall receive a written request from one or more Sponsor Holders (the “Initiating Holders”), that Nasdaq file a registration statement under the Securities Act covering the registration of Registrable Securities having a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the registration request) of not less than $75,000,000 (or, if less, all of the Registrable Securities then held by all Holders), then Nasdaq shall, within three (3) days of the receipt thereof, give written notice of such request to all Holders and all other Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such registration, who, subject to Section 2.8, must respond in writing within five (5) days requesting inclusion in such registration of such Holders’ Registrable Securities of the same type or types that are being registered by the Initiating Holders. Each request must specify the amount and intended manner of disposition of such Registrable Securities. Nasdaq, subject to the limitations of this Section 2.1, must use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in accordance with this Section 2.1 together with any other securities of Nasdaq entitled to inclusion in such registration; provided, however, that Nasdaq shall not be required to file a registration statement in connection with a written request pursuant to this paragraph (a) prior to the date which is sixty (60) days before the Registration Date.

(b) Shelf Registration Statement. Subject to the terms and conditions of this Registration Rights Agreement and Nasdaq’s receipt of information from the Holders that is required by applicable law to be included regarding such Holders or is reasonably requested by Nasdaq, Nasdaq shall use its reasonable best efforts to file, within two Business Days after the Registration Date, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or successor provision) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of such Registrable Securities (and which shall be an Automatic Shelf Registration Statement if Nasdaq is a WKSI at the time of such filing), registering all Registrable Securities then held by the Holders. If at any time that a Shelf Registration Statement is not in effect, if a written request made by the Initiating Holders under Section 2.1(a) hereof specifies that the intended manner of disposition of Registrable Securities is to be made by means of a shelf registration providing for resales of such Registrable Securities, Nasdaq shall use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be so registered in accordance with Section 2.1(a) pursuant to a Shelf Registration Statement, which Shelf Registration Statement shall provide for resales of such Registrable Securities (and which shall be an Automatic Shelf Registration Statement if Nasdaq is a WKSI at the time of such filing). Nasdaq may satisfy its obligations with respect to the filing of any Shelf Registration Statement pursuant to this Section 2.1(b) by filing with the SEC and providing the applicable Holders with a prospectus supplement under a “universal” or other shelf registration statement of Nasdaq that also registers sales of securities for the account of Nasdaq or other holders (provided, for the avoidance of doubt, that Nasdaq shall comply with all of its other obligations under this Registration Rights Agreement with respect to a Shelf Registration Statement).

(c) Underwritten Offerings. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Nasdaq as a part of their request made pursuant to Section 2.1(a) hereof and Nasdaq shall include such information in the written notice referred to in such Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Nasdaq) and complete and execute all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting agreement and these registration rights. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then Nasdaq shall so advise all Holders proposing to distribute their securities through such underwriting, and, subject to Section 2.8, the amount of securities that may be included in the underwriting shall be allocated as follows: (i) first, to the Registrable Securities and other securities requested to be included in such registration by the Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting and requested to be included in such registration that can, in the opinion of such managing underwriter, be sold, without having any such adverse effect, with the number of securities (including Registrable Securities) to be underwritten allocated among such Persons on a pro rata basis determined based on the number of such securities (including Registrable Securities) requested for inclusion by such Person and (ii) second, to the extent all Registrable Securities and other securities requested to be included in such underwriting pursuant to the aforementioned (i) have been included, other securities requested to be included in such registration that can, in the opinion of the managing underwriter, be sold without having any such adverse effect. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Underwritten Shelf Take-Downs. Notwithstanding the provisions of Section 2.1(c) hereof, if a Shelf Registration Statement has become effective in accordance with Section 2.1(b) hereof and any Sponsor Holder (the “Initiating Shelf Holders”) of Registrable Securities covered by such Shelf Registration Statement advises Nasdaq in writing that it intends to sell Registrable Securities having a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the registration request) of not less than $75,000,000 (or, if less, all of the Registrable Securities then held by all Holders) pursuant to an underwritten “take-down” under such Shelf Registration Statement which could involve a customary “road show” (a “Marketed Take-down”), then Nasdaq shall, within two (2) days of the receipt thereof, give written notice of such intention to all Holders of Registrable Securities under such Shelf Registration Statement and all other Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting, who, subject to Section 2.8, in each case must respond in writing within five (5) days requesting inclusion of such Holders’ Registrable Securities in such Marketed Take-down. The Company will use its commercially reasonable efforts to consummate such Marketed Take-Down as promptly as practicable. In such event, the right of any Holder to include its Registrable Securities in such Marketed Take-down shall be conditioned upon such Holder’s participation in such Marketed Take-down and inclusion of such Holder’s Registrable Securities in the Marketed Take-down to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Nasdaq). Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then Nasdaq shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and, subject to Section 2.8, the amount of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, to the Registrable Securities and other securities requested to be included in such registration by the Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting and requested to be included in such registration that can, in the opinion of such managing underwriter, be sold, without having any such adverse effect, with the number of securities (including Registrable Securities) to be underwritten allocated amongst such Persons on a pro rata basis determined based on the number of such securities (including Registrable Securities) requested for inclusion by such Person and (ii) second, to the extent all Registrable Securities and other securities requested to be included in such underwriting pursuant to the aforementioned (i) have been included, other securities requested to be included in such registration that can, in the opinion of the managing underwriter, be sold without having any such adverse effect.

(e) Underwritten Block Trades. If the Sponsor Holders desire to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 2.1(d), the Sponsor Holders shall notify the Company of the Underwritten Block Trade not less than three (3) Business Days prior to the day such offering is first anticipated to commence. The Company shall promptly notify the other Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting, and, subject to Section 2.8, such Persons may elect whether or not to participate in such Underwritten Block Trade no later than the next Business Day (i.e., two (2) Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by the Sponsor Holders), and the Company will use its commercially reasonable efforts to facilitate such Underwritten Block Trade as promptly as practicable; provided that the Sponsor Holders and other Persons are permitted to participate in an Underwritten Block Trade consistent with Section 2.1(d). Any Person’s request to participate in an Underwritten Block Trade shall be binding on the Person.

(f) Registration Limits. Notwithstanding the foregoing, Nasdaq shall not be required to effect a registration pursuant to this Section 2.1:

(i) that will become effective prior to the Registration Date;

(ii) in the case of a registration requested pursuant to Section 2.1 hereof, after Nasdaq has effected a total of six (6) registrations requested by any of the Sponsor Holders pursuant to such Section; provided, however, that a registration request involving an underwritten offering will not count as a requested registration under this clause (ii) unless the Sponsor Holders making such request are able, after giving effect to any underwriting cutbacks contemplated by Section 2.1(c) or (d) hereof, to register at least 75% of the amount of Registrable Securities originally requested by such Sponsor Holders to be included in such registration; provided, further, however, that any Marketed Take-down or Underwritten Block Trade under any Shelf Registration Statement shall be deemed to be a requested registration for purposes of this clause (ii) and clause (v);

(iii) within 90 days of the effective date of any other registration statement filed by Nasdaq pursuant to the Securities Act in connection with Nasdaq making a primary offering of its securities, excluding registration statements filed on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), subject to the Sponsor Holders’ rights under Section 2.2;

(iv) if Nasdaq shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chairman, President or a Vice President of Nasdaq stating that in the good faith judgment of Nasdaq’s Board of Directors the filing or effectiveness of such registration statement would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving Nasdaq or its subsidiaries or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Nasdaq, in which event Nasdaq shall have the right to defer such filing for a period of not more than sixty (60) days in any ninety (90)-day period after receipt of the request of the Initiating Holders; provided that Nasdaq shall not defer filings pursuant to this clause (iv) more than an aggregate of one hundred and twenty (120) days in any twelve (12)-month period; or

(v) if in the prior ninety (90) days Nasdaq has effected a registration pursuant to this Section 2.1 at the request of any Sponsor Holder.

Section 2.2 Piggyback Rights. If Nasdaq at any time after the Registration Date hereof proposes to register its Common Stock (or any security which is convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Article II. Subject to Section 2.8, upon the written request of any such Holder made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Nasdaq will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities (in the form of Common Stock) which Nasdaq has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Nasdaq shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Nasdaq may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in Nasdaq’s registration must sell their Registrable Securities to the underwriters selected by Nasdaq on the same terms and conditions as apply to Nasdaq, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2.2 involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

Section 2.3 Priority in Piggyback Registrations. If a registration pursuant to Section 2.2 hereof involves an underwritten offering and the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or distribution of the securities to be offered, in such offering as contemplated by Nasdaq (other than the Registrable Securities), then, subject to Section 2.8, (i) in the case such registration is being made pursuant to the registration demand rights under the Existing Registration Rights Agreement as in effect on the date of this Registration Rights Agreement (but without giving effect to any amendment, supplement or other modification of such agreement after the date hereof), Nasdaq will include in such registration (A) first, the Registrable Securities and other securities requested to be included in such registration by the Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting which, in the opinion of such managing underwriter, can be sold, without having any such adverse effect, with the number of securities (including Registrable Securities) to be underwritten allocated amongst such Persons on a pro rata basis determined based on the number of such securities (including Registrable Securities) requested for inclusion by such Person and (B) second, to the extent all Registrable Securities and other securities requested to be included in such underwriting pursuant to the aforementioned (i)(A) have been included, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without having any such adverse effect, and (ii) otherwise (A) first, 100% of the securities Nasdaq proposes to sell, (B) second, the Registrable Securities and other securities requested to be included in such registration by the Persons that are, as of the date of this Registration Rights Agreement, entitled to be included in such underwriting, including pursuant to the Existing Registration Rights Agreement, which, in the opinion of such managing underwriter, can be sold, without having any such adverse effect, with the number of securities (including Registrable Securities) to be underwritten allocated amongst such Persons on a pro rata basis determined based on the number of such securities (including Registrable Securities) requested for inclusion by such Person, and (C) third to the extent that the amount of securities requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the amount of securities held by any other Person which have the right to be included in such registration.

Section 2.4 Expenses. Nasdaq will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article II.

Section 2.5 Registration Form. Nasdaq shall select the registration statement form for any registration pursuant to Section 2.1, but shall cooperate with the requests of the Initiating Holders or managing underwriters selected by them as to the inclusion therein of information not specifically required by such form.

Section 2.6 Additional Rights. If Nasdaq at any time after the date hereof grants to any other holders of Common Stock or securities of Nasdaq convertible into Common Stock any rights to request Nasdaq to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Article II, the terms of this Article II shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

Section 2.7 In Kind-Distributions. If any Sponsor Holder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, Nasdaq will, subject to any applicable lock-ups, reasonably cooperate with and assist such Sponsor Holder, such equityholders and Nasdaq’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Sponsor Holder (including the delivery of instruction letters by Nasdaq to Nasdaq’s transfer agent, the delivery of customary legal opinions by counsel to Nasdaq and the delivery of Common Stock without restrictive legends, to the extent no longer applicable).

Section 2.8 Existing Registration Rights Agreement. Notwithstanding anything in this Registration Rights Agreement to the contrary, in the event that any Holder (as defined in the Existing Registration Rights Agreement) is entitled under the Existing Registration Rights Agreement to have priority over any Holder under this Registration Rights Agreement with respect to the number of securities to be included in any offering, or in the event that any Holder (as defined in the Existing Registration Rights Agreement) is entitled to a longer notice period than is provided for under this Registration Rights Agreement, then the Existing Registration Rights Agreement shall prevail unless such Holders has expressly waived such rights under the Existing Registration Rights Agreement.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1 Registration Procedures. If and whenever Nasdaq is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Registration Rights Agreement, Nasdaq will, as expeditiously as reasonably practicable:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that Nasdaq may discontinue any registration of its securities which is being effected pursuant to Section 2.2 at any time prior to the effective date of the registration statement relating thereto;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (A) in the case such registration statement is a Shelf Registration Statement, for the maximum period permitted by SEC rules or, if earlier, ending on the date that the securities registered under such Shelf Registration Statement cease being Registrable Securities, and (B) in the case of all other registration statements, not in excess of 180 days, and, in each case, to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, Nasdaq will furnish to each counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders and use all reasonable efforts to take into account and, if appropriate, reflect in such registration statement or amendment thereto such comments as the Holders and their counsel may reasonably request; and provided, further, that notwithstanding the foregoing, Nasdaq may suspend the effectiveness of any registration statement hereunder by written notice to the Holders of Registrable Securities subject to such registration statement for a period not to exceed an aggregate of sixty (60) days in any ninety (90)-day period and not to exceed an aggregate of one hundred and twenty (120) days in any twelve (12)-month period if:

(i) an event occurs and is continuing as a result of which the registration statement would, in Nasdaq’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii) Nasdaq reasonably determines that the disclosure of such event at such time would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving Nasdaq or its subsidiaries or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Nasdaq;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary and final prospectus and supplement thereto), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its reasonable best efforts to (A) register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, and (B) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that Nasdaq shall not for any such purpose be required to (I) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.1(d), it would not be obligated to be so qualified, (II) subject itself to taxation in any such jurisdiction other than with respect to the registration of securities or (III) consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.1(b) hereof, of Nasdaq’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare as promptly as reasonably practical a post-effective amendment to such registration statement and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(g) enter into and perform such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Article IV hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(h) obtain a “cold comfort” letter or letters from Nasdaq’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities (on an as converted basis) or managing underwriter or agent shall reasonably request;

(i) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Nasdaq, and cause all of Nasdaq’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) notify counsel (selected pursuant to Section 6.1 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, as promptly as practicable, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(k) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(l) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein and to which Nasdaq does not reasonably object, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(m) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(n) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriters or agents an opinion or opinions from counsel for Nasdaq in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(o) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(p) if requested by the underwriters, prepare and present to potential investors customary “road show” or marketing materials in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

Each Holder of Registrable Securities agrees as a condition to the registration of such Holder’s Registrable Securities as provided herein to furnish Nasdaq with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Nasdaq may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from Nasdaq of the happening of any event of the kind described in Section 3.1(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by Nasdaq, such Holder will deliver to Nasdaq (at Nasdaq’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Nasdaq shall give any such notice, the period mentioned in Section 3.1(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(e) hereof and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof.

Section 3.2 Restrictions on Public Sale by Nasdaq. Nasdaq agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1(c), Section 2.1(d) or Section 2.1(e), or any securities convertible into or exchangeable or exercisable for such securities, during such period as the lead underwriter may reasonably request, no greater than ninety (90) days, beginning on, the effective date of any registration statement relating to an offering under Section 2.1(c) or the pricing of an offering under Section 2.1(d) or Section 2.1(e) (except as part of such registration statement and except pursuant to registrations on Form S-4 or S-8 or any successor or similar form thereto), and (ii) that any agreement entered into after the date of this Registration Rights Agreement pursuant to which Nasdaq issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of such securities and not to effect any sale or distribution of such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted).

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by Nasdaq. In the event of any registration of any securities of Nasdaq under the Securities Act pursuant to Article II hereof, Nasdaq will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective trustees, directors and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all Actions (whether or not an Indemnified Party is a party thereto), losses, claims, damages or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and Nasdaq will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that Nasdaq shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or supplemental prospectus in reliance upon and in conformity with written information furnished to Nasdaq by such Indemnified Party specifically for use therein;

and provided, further, that Nasdaq will not be liable to any Indemnified Party with respect to any preliminary prospectus or the final prospectus (including any amended or supplemented preliminary or final prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such Indemnified Party results from the fact that any underwriter or selling Holder sold Registrable Securities to any Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus as then amended or supplemented, whichever is most recent, if Nasdaq has previously furnished copies thereof to such underwriter or selling Holder and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission (such failure to send or deliver, a “Delivery Failure”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

Section 4.2 Indemnification by the Seller. Nasdaq may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II hereof, that Nasdaq shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) Nasdaq, its officers, directors and agents and all other prospective sellers with respect to (i) any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Nasdaq by such seller or underwriter specifically stating it is for use in the preparation of such registration statement, preliminary, final or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing and (ii) any Delivery Failure. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Nasdaq or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the gross proceeds after underwriting discounts and commissions, but before expenses, received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 4.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be made pursuant to this Article IV, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such Action; provided that the failure of the Indemnified Party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may have to any Indemnified Party other than the indemnification obligation provided in Sections 4.1 and 4.2. In case any such Action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or settle any Action which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Action and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.

Section 4.4 Contribution.

(a) If the indemnification provided for in this Article IV from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any Action, losses, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Action, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such Action losses, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.4 as a result of the Action, losses, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b) The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Article IV (with appropriate modifications) shall be given by Nasdaq and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.6 Non-Exclusivity. The obligations of the Parties under this Article IV shall be in addition to any liability which any Party may otherwise have to any other Party.

ARTICLE V

RULE 144

Section 5.1 Rule 144. Nasdaq covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if Nasdaq is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, Nasdaq will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE VI

SELECTION OF COUNSEL

Section 6.1 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Article II hereof, the Holders of a majority of the Registrable Securities (on as an converted basis) covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to Nasdaq in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments; Waivers.

(a) No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Any provision of this Registration Rights Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by Nasdaq and the Sponsor Holders.

Section 7.2 Successors, Assigns and Transferees. Each Sponsor Holder may assign all or a portion of its rights hereunder to any Permitted Transferee of such Sponsor Holder to which such Sponsor Holder transfers all or any of its Registrable Securities; provided that such transferee shall only be admitted as a party hereunder and become a Holder and a Sponsor Holder upon its execution and delivery of a joinder agreement in substantially the form attached hereto as Exhibit A; whereupon such Permitted Transferee will be treated as a Holder and a

Sponsor Holder for all purposes of this Registration Rights Agreement. Except as provided in the immediate preceding sentence, neither this Registration Rights Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other parties. Subject to the preceding sentence, this Registration Rights Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Any attempted assignment in violation of this Section 7.2 shall be void.

Section 7.3 Confidentiality of Records. Each of the Parties shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Registration Rights Agreement all information and data obtained by them from the other Party or its Affiliates or Representatives relating to such other Party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section, (ii) was available on a non-confidential basis prior to its disclosure to or by one Party to another, or (iii) becomes available to one Party on a non-confidential basis from a source other than the other Party; provided that such source is not known by the receiving Party, after reasonable inquiry, to be bound by a confidentiality agreement with either of the non-receiving Parties or their Representatives and is not otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority.

Section 7.4 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including email or similar writing) and shall be given to:

(a)	if to Nasdaq, to:

Nasdaq, Inc.

151 West 42nd Street

New York, NY 10036

Attn: General Counsel

Email: [*****]

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn:   David K. Lam, Esq.

  Mark F. Veblen, Esq.

Email: DKLam@wlrk.com

  MFVeblen@wlrk.com

(b)	if to any Holder, to:

c/o Thoma Bravo, L.P.

One Market Plaza, Spear Tower, Suite 2400

San Francisco, CA 94105

Attn:   Holden Spaht

  Brian Jaffee

Email: [*****]

  [*****]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle St.

Chicago, IL 60652

Attn:   Peter Stach, P.C.

  Bradley C. Reed, P.C.

  Michael P. Keeley, P.C.

Email: peter.stach@kirkland.com

  bradley.reed@kirkland.com

  michael.keeley@kirkland.com

or such other address as such Party may hereinafter specify for the purpose of giving such notice to the Party. Each such notice, request or other communication shall be deemed to have been received (i) if given by mail, 72 hours after such communication is sent by reliable international overnight delivery service (with proof of service) or hand delivery, (ii) when transmitted via e-mail to the e-mail address set out above (unless the sender receives a “bounceback” or other failure to deliver message notification) or (iii) if given by any other means, when delivered at the address specified in this Section 7.4.

Section 7.5 Headings. The headings in this Registration Rights Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

Section 7.6 Severability. The invalidity or unenforceability of any provision of this Registration Rights Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Registration Rights Agreement in such jurisdiction or the validity, legality or enforceability of this Registration Rights Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder will be enforceable to the fullest extent permitted by applicable law.

Section 7.7 Counterparts; Effectiveness. This Registration Rights Agreement may be executed in any number of counterparts (including by electronic signature), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Registration Rights Agreement shall become effective when each Party shall have received counterparts hereof signed by all of the other Parties.

Section 7.8 New York Law. The enforceability and validity of this Registration Rights Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of New York, without regard to conflict of law principles thereof that would mandate the application of laws of another jurisdiction.

Section 7.9 Jurisdiction; Service of Process; Mutual Waiver of Jury Trial.

(a) Each of the Parties unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in New York, New York for any suit, action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Registration Rights Agreement or the transactions contemplated hereby and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, which such Party may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding which is brought in any such court has been brought in an inconvenient forum or that such suit, action or Proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Registration Rights Agreement may not be enforced by in or by such courts. Each Party agrees that a final judgment in any such suit, action or Proceeding shall be conclusive and may be enforced in any other jurisdiction in which a Party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law, and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

(b) Each of the Parties hereby irrevocably consent to the service of process outside the territorial jurisdiction of such courts in any suit, Proceeding or action by giving copies thereof by hand-delivery of air courier to the address of such Party specified in Section 7.4 and such service of process shall be deemed effective service of process on such Party. However, the foregoing shall not limit the right of any Party to effect service of process on the other Parties by any other legally available method.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations, to prevent breaches of this Registration Rights Agreement by such Party and to the granting by any court of the remedy of specific performance of such Party’s obligations hereunder, without bond or other security being required, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any Party.

Section 7.11 Interpretation.

(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Registration Rights Agreement as a whole and not to any particular provision of this Registration Rights Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Registration Rights Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Registration Rights Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Registration Rights Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Registration Rights Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. In this Registration Rights Agreement, all references to “$” are to United States dollars. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) The Parties have participated jointly in the negotiation and drafting of this Registration Rights Agreement. In the event an ambiguity or question of intent or interpretation arises, this Registration Rights Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Registration Rights Agreement.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement or caused this Registration Rights Agreement to be duly executed on its behalf as of the date first written above.

NASDAQ, INC.

By:	/s/ John A. Zecca
Name:	John A. Zecca
Title:	EVP and Chief Legal, Risk and Regulatory Officer

ADENZA PARENT LP

By:	/s/ Holden Spaht
Name:	Holden Spaht
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of November 1, 2023 (as amended, modified and waived from time to time, the “Registration Rights Agreement”), by and between Nasdaq, Inc., a Delaware corporation (the “Company”), and Adenza Parent, LP, a Delaware limited partnership[, and the other persons named as parties therein (including pursuant to other Joinders)]. Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder and a Sponsor Holder as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned will be deemed for all purposes to be a Holder and a Sponsor Holder and the undersigned’s shares of Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [•], 20[•].

[HOLDER]

By:
Name:
Title:

SCHEDULE 1

Existing Registration Rights Agreement

1.

Registration Rights Agreement, dated as of February 27, 2008, by and among The NASDAQ OMX Group, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust (as amended by the First Amendment to Registration Rights Agreement, dated as of February 19, 2009, among The NASDAQ OMX Group, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust).